                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     WILSHIRE REAL ESTATE INVESTMENT TRUST INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
     ---------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

           [LOGO]

1776 SW Madison Street
Portland, OR 97205

                                          August 20, 1999

Dear Shareholder:

    You are cordially invited to the 1999 Annual Meeting of Stockholders of Wilshire Real Estate Investment Trust Inc., to be held on Friday, September 10, 1999 at 10:00 a.m. Pacific Time at the Multnomah Athletic Club, 1849 S.W. Salmon, Portland, Oregon 97205.

    At the meeting, in addition to the election of directors and ratification of the selection of independent accountants, you will be asked to decide whether the Company should elect to be taxed as a real estate investment trust, or REIT, under U.S. tax laws. The Board of Directors believes that electing not to be treated as a REIT will not have an adverse impact on the Company's or its shareholders' tax positions, and may allow the Company to reduce its taxes by utilizing net operating losses incurred in the second half of 1998. Based on discussions with our tax advisors, such operating losses are expected to result in net operating loss carry forwards in excess of $70 million, which can be applied to reduce future income and thereby reduce our taxes. Because the tax rules governing net operating loss carry forwards are extremely complex and subject to a number of contingencies, the amount of net operating loss carry forwards actually obtained may vary from the estimate in the prior sentence. In addition, because the Company was forced to sell assets in response to margin calls during the fourth quarter of 1998, it may be more difficult for the Company to qualify as a REIT under U.S. tax rules. Specifically, the amount and volume of sales resulting from such margin calls may result in the Company being considered a "dealer" in real estate and ineligible for treatment as a REIT. In the event that the Company elects to be treated as a REIT and the U.S. tax authorities determine that the Company does not meet the REIT requirements, the Company would become subject to federal income tax on its taxable income and would not receive a deduction for dividends paid to shareholders. In addition, the Company would not be able to utilize its net operating loss carry forwards and could be subject to interest and penalties for failure to have paid taxes for the 1998 tax year. The Board of Directors believes it to be in the best interest of the Company and its shareholders that the Company not elect to be taxed as a REIT and, accordingly, recommends that you vote FOR the proposal to amend the Company's charter to permit the Company to so elect. Such election, the consequences of which are further described in the accompanying Proxy Statement, is likely to have a significant effect on the Company, and so I urge you to take the time to carefully read this Proxy Statement and send in your completed Proxy. BECAUSE A DECISION TO NOT BE TREATED AS A REIT REQUIRES THE APPROVAL OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE COMPANY'S COMMON STOCK, IT IS ABSOLUTELY ESSENTIAL THAT ALL SHAREHOLDERS VOTE ON THIS PROPOSAL.

    In the event the shareholders approve the above-described proposal concerning the Company's election to not be treated as a REIT, you will also be asked at the meeting to decide whether the Company should change its name to a name that would not suggest that the Company is a real estate investment trust. The Board of Directors believes it is in the best interests of the Company and its shareholders to change the Company's name to "Wilshire Real Estate Investment Inc." and, accordingly, recommends that you vote FOR the proposal to rename the Company.

    Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended, is also enclosed. I hope you will read it carefully. Enclosed with this letter is a Proxy authorizing officers of the Company to vote your shares for you if you do not attend the Annual Meeting. Whether or not you are able to attend the Annual Meeting, I urge you to complete your Proxy and return it in the enclosed addressed, postage-paid envelope, as a quorum of the shareholders must be present at the Annual Meeting, either in person or by Proxy.

    I would appreciate your immediate attention to the mailing of this Proxy.

                                          Yours truly,

                                          /s/ Andrew A. Wiederhorn

                                          Andrew A. Wiederhorn
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

           [LOGO]

1776 SW Madison Street
Portland, OR 97205

                            NOTICE OF ANNUAL MEETING

    The 1999 Annual Meeting of Shareholders of Wilshire Real Estate Investment Trust Inc., a Maryland corporation, will be held on Friday, September 10, 1999 at 10:00 a.m. Pacific Time at the Multnomah Athletic Club, 1849 S.W. Salmon, Portland, Oregon 97205 for the following purposes:

1.  To elect five directors to the Board of Directors;

2. To ratify the selection of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 1999;

3. To amend the Company's Amended and Restated Articles of Incorporation (the "Charter") in order to enable the Company to elect not to be taxed as a real estate investment trust under U.S. tax law;

4. To amend the Company's Charter to change the name of the Company to "Wilshire Real Estate Investment Inc.", provided that Proposal 3 has been approved by the shareholders; and

5. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

    The Board of Directors has fixed the close of business on July 14, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any and all adjournments.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE SIZE OF YOUR HOLDINGS, ESPECIALLY GIVEN THE IMPORTANCE OF PROPOSAL 3. Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. The proxy is revocable at any time prior to its use.

                                          By Order of the Board of Directors,

                                          /s/ Lawrence A. Mendelsohn

                                          Lawrence A. Mendelsohn
                                          PRESIDENT

August 20, 1999

                   WILSHIRE REAL ESTATE INVESTMENT TRUST INC.
                             1776 SW MADISON STREET
                               PORTLAND, OR 97205
                         ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 10, 1999
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

               ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

    The accompanying proxy is solicited by the Board of Directors of Wilshire Real Estate Investment Trust Inc., a Maryland corporation (the "Company" or "WREIT"), for use at the 1999 Annual Meeting of Shareholders to be held at the Multnomah Athletic Club, 1849 S.W. Salmon, Portland, Oregon 97205, on Friday, September 10, 1999, at 10:00 a.m. Pacific Time, and at any and all adjournments thereof (the "Annual Meeting"). The proxy may be revoked at any time before it is voted. If no contrary instruction is received, signed proxies returned by shareholders will be voted in accordance with the Board of Directors' recommendations.

    This Proxy Statement and accompanying proxy were first sent to shareholders on or about August 20, 1999.

    Only shareholders of record at the close of business on July 14, 1999 are entitled to vote at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote. The holders of a majority of the votes entitled to be cast whether present in person or by proxy shall constitute a quorum for purposes of the Annual Meeting. The Company's executive officers and directors and their affiliates, as a group, will be entitled to vote at the Annual Meeting 1,874,467 shares (approximately 16.3%) of the outstanding Common Stock and intend to vote in favor of the proposals.

    The Company will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by regular employees of the Company in person, or by mail, courier, telephone or facsimile. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has retained D.F. King & Co., Inc. ("D.F. King") as a solicitation agent to aid in the solicitation of proxies for the Annual Meeting. The fee of such firm is $7,000 plus reimbursement of out-of-pocket costs and expenses. The Company's contract with D.F. King requires D.F. King to solicit proxies from brokers, banks and other institutional holders in compliance with all legal requirements relating to such solicitation. The Company has agreed to indemnify D.F. King against any losses or liabilities arising out of D.F. King's fulfillment of the contract, except for such losses or liabilities arising out of D.F. King's own negligence or willful misconduct.

    At the Annual Meeting, shareholders will vote on the election of directors (Proposal 1) and the ratification of the selection of independent accountants (Proposal 2). In addition, shareholders will consider and vote upon a proposal to amend the Company's Amended and Restated Articles of Incorporation (the "Charter") to enable the Company to elect not to be taxed as a real estate investment trust, or "REIT," under the Internal Revenue Code of 1986, as amended (the "Code") (Proposal 3), and a proposal to amend the Charter to change the name of the Company to "Wilshire Real Estate Investment Inc.", in the event Proposal 3 is approved by the shareholders (Proposal 4).

    Shareholders representing a majority of the shares of stock outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Annual Meeting. Under the Maryland General Corporation Law ("MGCL"), any corporate action, other than the election of directors, must be authorized by a majority of the votes entitled to be cast on the matter, except as otherwise required by the MGCL or the Company's articles of incorporation with respect to a specific proposal. With regard to the election of directors, if a quorum is present, then the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. However, the provision of the Company's Charter relating to the Company's election to be taxed as a REIT cannot be amended without the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter (i.e., all outstanding shares).

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the independent tabulator appointed for the Annual Meeting. For the purposes of determining whether a proposal has received the requisite vote in instances where brokers are prohibited from exercising or choose not to exercise discretionary authority for beneficial owners who have not provided voting instructions (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote. Pursuant to the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee, or similar representative or fiduciary capacity with authority to vote, or (ii) the broker is acting pursuant to the rules of any national securities exchange to which the broker is also a member.

    Abstentions may be specified on all proposals except the elections of directors and will be counted as present for the purposes of the proposal for which the abstention is noted. For purposes of determining whether a proposal has received a majority of the votes cast, where a shareholder abstains from voting, those shares will be counted against the proposal.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

    As of July 14, 1999, the Company had outstanding 11,500,000 shares of common stock, par value $0.0001 per share (the "Common Stock"), which are the only outstanding voting securities of the Company.

    The following table sets forth, as of June 1, 1999, the beneficial ownership of common stock with respect to (i) each person who was known by the Company to own beneficially more than 5% of the outstanding shares of the Company's common stock, (ii) each director and nominee for director, (iii) each executive officer named below, and (iv) directors and executive officers as a group.

                                                                                  AMOUNT AND NATURE
NAME AND ADDRESS OF                                                                 OF BENEFICIAL     PERCENT OF
  BENEFICIAL OWNER(1)                                                                OWNERSHIP(2)       SHARES
--------------------------------------------------------------------------------  ------------------  -----------
Andrew A. Wiederhorn............................................................          714,633(3)         6.2%
Lawrence A. Mendelsohn..........................................................          218,338(4)         1.9
Chris Tassos....................................................................           15,860(5)           *
Bo G. Aberg.....................................................................            2,016              *
David C. Egelhoff...............................................................           16,300(6)           *
Jordan D. Schnitzer.............................................................          757,320(7)         6.6
Patrick Terrell.................................................................          150,000(8)         1.3
Thomson Horstmann & Bryant, Inc.................................................        1,110,500(9)         9.7
Value Partners, Ltd.............................................................        1,000,000(10)        8.7
Wellington Management Company, LLP..............................................          964,000(11)        8.4
Wilshire Financial Services Group Inc...........................................          990,000            8.6
Putnam Investments, Inc.........................................................          845,000(12)        7.3
DePrince, Race & Zollo, Inc.....................................................          837,173(13)        7.3
Kramer, Spellman, L.P...........................................................          708,500(14)        6.2
Jayhawk Capital Management, L.L.C...............................................          666,600(15)        5.8
Howard Amster...................................................................          567,200(16)        4.9
All executive officers and directors as a group (7 persons).....................        1,874,467           16.3%

------------------------

(1) The address for each stockholder, other than Thomson Horstmann & Bryant, Inc., Value Partners, Ltd., Wellington Management Company, LLP, Putnam Investments, Inc., DePrince, Race & Zollo, Inc., Kramer, Spellman, L.P. and Howard Amster, is c/o Wilshire Real Estate Investment Trust Inc., 1776 SW Madison Street, Portland, OR 97205. The address for Thomson Horstmann & Bryant, Inc. is Park 80 West, Plaza One, Saddle Brook, NJ, 07663. The address for Value Partners, Ltd. is 4514 Cole Avenue, Suite 808, Dallas, TX 75205. The address for Wellington Management Company, LLP is 75 State Street, Boston, MA 02109. The address for Putnam Investments, Inc. is One Post Office Square, Boston, MA 02109. The address for DePrince, Race & Zollo, Inc. is 201 S. Orange Avenue, Suite 850, Orlando, FL 32801. The address for Jayhawk Capital Management, L.L.C. is 8201 Mission Road, Suite 110, Prairie Village, KS 66208. The address for Kramer, Spellman, L.P. is 2050 Center Avenue, Suite 300, Fort Lee, NJ 07024. The address for Howard Amster is 23811 Chagrin Blvd., #200, Beachwood, OH 44122.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of Common Stock subject to options or warrants exercisable within 60 days of June 1, 1999 are deemed outstanding for computing the percentage beneficially owned by the person or group holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. Except as noted, each shareholder has sole voting power and sole investment power with respect to all shares beneficial owned by such shareholder.

(3) Includes 601,001 shares of Common Stock held by Mr. Wiederhorn's spouse, 13,632 shares of Common Stock held by Mr. Wiederhorn's minor children and 100,000 shares of Common Stock held by a limited partnership controlled by Mr. Wiederhorn's spouse.

(4) Includes 14,736 shares of Common Stock held by Mr. Mendelsohn's spouse, 143,602 shares of Common Stock held by two limited liability companies controlled by Mr. Mendelsohn's spouse and 60,000 shares of Common Stock held by a limited partnership controlled by Mr. Mendelsohn.

(5) Includes 12,500 shares of Common Stock issuable upon the exercise of outstanding options. The exercise price of these options is substantially in excess of the market price of the Common Stock as of June 1, 1999.

(6) Includes 5,500 shares of Common Stock issuable upon the exercise of outstanding options. The exercise price of these options is $16.00 per share, which is substantially in excess of the market price of $3 17/32 per share as of July 26, 1999.

(7) Includes 5,500 shares of Common Stock issuable upon the exercise of outstanding options. The exercise price of these options is $16.00 per share, which is substantially in excess of the market price of $3 17/32 per share as of July 26, 1999. Also includes 50,000 shares of Common Stock held by an employee benefit plan of which Mr. Schnitzer, as sole trustee, has sole power to direct the disposition of the shares, and of which plan Mr. Schnitzer is one of the beneficiaries. Mr. Schnitzer disclaims beneficial ownership of the shares held by such plan except to the extent of his pecuniary interest therein. Also includes 566,780 shares of Common Stock held by charitable foundations of which Mr. Schnitzer is a director, with the sole power to direct the disposition of such shares. Mr. Schnitzer disclaims beneficial ownership of the shares held by such foundations.

(8) Includes 100,000 shares held by Mr. Terrell's spouse.

(9) Based upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on or about January 28, 1999.

(10) Based upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on or about March 1, 1999. The Schedule 13G was filed on behalf of Value Partners, Ltd. ("Value Partners"), a Texas limited partnership, Ewing & Partners, a Texas general partnership and the general partner of Value Partners, and Timothy G. Ewing, the managing general partner of Ewing & Partners.

(11) Based upon information obtained from a Schedule 13D filed with the Securities and Exchange Commission on or about February 9, 1999.

(12) Based upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on or about February 11, 1999. The
    Schedule 13G was filed on behalf of Putnam Investments, Inc. ("PI"), a Massachusetts corporation and wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("M&MC"), a Delaware corporation, Putnam Investment Management, Inc., ("PIM"), a Massachusetts corporation, and The Putnam Advisory Company, Inc. ("PAC"), a Massachusetts corporation, and Putnam Capital Appreciation Fund (the "Fund"), a Massachusetts business trust, both of which are wholly-owned by PI. Both PIM and PAC have dispository power over the shares of Common Stock as investment managers, but each of the Fund's trustees have voting power over the shares held by the Fund, and PIM has shared voting power over the shares held by its institutional clients. M&MC and PI disclaim beneficial ownership of the shares of Common Stock.

(13) Based upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on or about February 12, 1999.

(14) Based upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on or about February 10, 1999. The
    Schedule 13G was filed on behalf of Kramer

    Spellman, L.P., a Delaware limited partnership ("KS"), and Orin S. Kramer, in his capacity as general partner of KS and an individual holder of the Common Stock. KS serves as a general partner to investment partnerships and as a discretionary investment manager to managed accounts.

(15) Based upon information obtained from Schedule 13G filed with the Securities and Exchange Commission on or about May 4, 1999. The Schedule 13G was filed on behalf of Jayhawk Investments, L.P., a Delaware partnership, and Jayhawk Institutional Partners, L.P.

(16) Based upon information obtained from a Schedule 13D filed with the Securities and Exchange Commission on behalf of Howard Amster, Amster Trading Company, Amster Trading Company Charitable Remainder Unitrusts, Howard Amster, Tamra F. Gould Charitable Remainder Unitrust, Ramat Securities Ltd. and Tamara F. Gould on or about March 22, 1999. Includes 333,700 shares held by Howard Amster, 56,500 shares held by Amster Trading Company and 177,000 shares held by Howard Amster and Tamra F. Gould Charitable Remainder Unitrust.

*   Less than one percent.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires a company's directors and executive officers, and beneficial owners of more than 10% of the common stock of such company to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the company's securities. Due to a processing error, a purchase of 10,000 shares of Common Stock made in August 1998 by Lawrence A. Mendelsohn, a director and officer of the Company, was inadvertently not reported. Report of such purchase was made as soon as the omission was discovered.

                           MANAGEMENT OF THE COMPANY

THE MANAGER

    The business and investment affairs of the Company are managed by Wilshire Realty Services Corporation ("WRSC"), a Delaware corporation formed for this sole purpose and wholly-owned by Wilshire Financial Services Group Inc., an affiliate of the Company ("WFSG"), pursuant to a management agreement, dated as of April 6, 1998 (the "Management Agreement"). WFSG is primarily engaged in the acquisition and servicing of pools of performing, sub-performing and non-performing residential and commercial mortgage loans, as well as foreclosed real estate in the United States and foreign countries. WFSG also acquires mortgage-backed securities, originates mortgage loans and services loans for third parties. Through its subsidiaries, WFSG provides WRSC, as the Manager, with substantially all of the managerial and administrative services required in connection with the operations of the Company.

    Pursuant to the Management Agreement, WRSC, subject to the supervision of WREIT's Board of Directors, consults in the formulation of operating strategies for the Company, arranges for the acquisition of assets by the Company, arranges for various types of financing for the Company, including repurchase agreements, secured term loans, warehouse lines of credit, mortgage loans and the issuance of mortgage-backed securities, monitors the performance of the Company's assets, provides certain administrative and managerial services and is generally responsible for the day-to-day operation of the Company.

COMPENSATION OF THE MANAGER

    Pursuant to the Management Agreement, WRSC receives for its services a base management fee of 1% per annum of the first $1.0 billion on the average invested assets, 0.75% of the next $500 million on the average invested assets and 0.50% on the average invested assets above $1.5 billion, payable quarterly.

    The term "average invested assets" for any period is defined in the Management Agreement as the average of the aggregate book value of the Company's assets, including the assets of all the Company's subsidiaries, before depreciation or reserves for bad debts or other similar noncash reserves, computed by taking the daily average of such values during such period.

    In addition, WRSC is also eligible to receive an annual incentive fee generally equal to 25% of the dollar amount by which the Company's funds from operations exceeds the return on 10 year U.S. Treasury securities, plus 5% per annum. Finally, WRSC is entitled to be reimbursed for certain reasonable out-of-pocket expenses. The base management fees paid to WRSC in 1998 aggregated approximately $3.2 million. No incentive fee was paid in 1998. Because WRSC is entitled to receive incentive compensation based on the Company's returns, it could result in WRSC recommending riskier or more speculative investments to the Company. Further, because WRSC is entitled to receive compensation based on the Company's assets, it could result in WRSC recommending riskier leveraging strategies or greater growth for the Company.

    The Company and WCC, and the Company and Wilshire Servicing Company UK Limited, also entered into Loan Servicing Agreements in connection with the initial public offering of the Company in April, 1998 for the servicing of the Company's assets in the United States and Europe.

BOARD OF DIRECTORS

    The business of the Company is managed by WRSC under the Management Agreement, and supervised by the Board of Directors. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. Two of the five directors of the Company, Andrew A. Wiederhorn and Lawrence A. Mendelsohn, in addition to their positions as both officers and directors of the Company, are officers and directors of WFSG and WRSC. Due to conflicts of interest arising from the foregoing, as well as other interrelationships set forth more fully below, the Company's Charter provides that a majority of the Board of Directors must be unaffiliated with WFSG (the "Independent Directors"). See "EXECUTIVE COMPENSATION--CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." Andrew A. Wiederhorn and Lawrence A. Mendelsohn, as officers and directors of WRSC, are involved in the operating details of the Company on a day-to-day basis. The three Independent Directors are kept advised of the Company's business by the directors and officers of the Manager and officers of the Company.

    A majority of the Independent Directors must approve in advance any purchase of assets from WFSG or its affiliates or any other significant transaction not contemplated under the Management Agreement or the servicing agreements with certain affiliates of WFSG for the loan servicing of the Company's assets (the "Servicing Agreements"). Although the Independent Directors review the guidelines quarterly and monitor compliance with those guidelines, in conducting this review, the Independent Directors rely primarily on information provided to them by WRSC. WRSC obtains price evaluations concerning the price for mortgage-backed securities and appraisals for real estate and loans purchased from WRSC or its affiliates, but the Independent Directors are likely to rely substantially on information and analysis provided by WRSC to evaluate the Company's guidelines, compliance therewith and other matters relating to its investments.

    If the Independent Directors determine in their periodic review of transactions that a particular transaction does not comply with the guidelines, then the Independent Directors consider what corrective action, if any, can be taken. If the transaction is one with WRSC or an affiliate of WRSC, then WRSC or such affiliate is required to repurchase the asset at the purchase price to the Company.

    Moreover, if transactions are consummated that materially and adversely deviate from the guidelines (which determination shall be made by the Independent Directors), then the Independent Directors have the option, under the terms of the Management Agreement, to terminate WRSC without the Company being required to pay a termination fee. See "MANAGEMENT OF THE COMPANY--THE MANAGER."

    All directors are elected at each annual meeting of WREIT's shareholders for a term of one year, and hold office until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors. The Company does not have salaried employees and is currently externally managed by WRSC pursuant to the Management Agreement, for which the Company pays a management fee to WRSC. The parent company of WRSC also experienced substantial financial difficulties last year and only recently emerged from a bankruptcy reorganization. The Company's independent directors have been considering having the Company hire employees and become internally managed due to concerns about WRSC's ability to perform its obligations under the Management Agreement and in light of the Management Agreement coming up for renewal next year. Nonetheless, it is unlikely that the Company will become internally managed or retain any employees while it remains obligated to pay a management fee to WRSC.

COMPENSATION OF DIRECTORS

    In 1998, each Independent Director was paid an annual director's fee equal to $12,000, with no additional fee paid for the first four meetings of the Board of Directors. Each Independent Director received a fee of $1,000 for each additional meeting of the Board of Directors or committee thereof attended in person by such non-employee director which is not a regularly scheduled quarterly meeting. For meetings attended telephonically, each of the Independent Directors received a fee of $100 per hour. All Independent Directors were reimbursed for their costs and expenses in attending all meetings of the Board of Directors. Each of the Independent Directors also received, on April 6, 1998, the day of the Company's initial public offering, immediately vesting options under the Company's non-qualified stock option plan (the "Option Plan") to purchase 5,000 shares of Common Stock at an exercise price equal to $16.00, which was the public offering price. In the future, newly elected Independent Directors and other directors who are neither employees of the Company nor Independent Directors ("Non-Employee Directors") will receive options to purchase 5,000 shares of Common Stock at the closing price on the day that they join the Board. In addition, on the last day of each calendar quarter, each Independent Director and Non-Employee Director receives a non-statutory stock option for 1,500 shares of Common Stock at an exercise price equal to 110% of the fair market value of the Common Stock on that day. Such grants vest one-third on each of the first three anniversaries of the grant date and expire on the tenth anniversary of the grant date.

    Compensation of the Independent Directors and the Non-Employee Directors was determined by the shareholders of the Company prior to the initial public offering on April 6, 1998. Affiliated Directors do not receive any retainer or additional fees for serving as directors, nor do they receive any stock options in respect of their service as directors.

MEETINGS OF THE BOARD OF DIRECTORS

    In calendar year 1998, the Board of Directors held 21 meetings. Each of the current directors of the Company, other than Patrick Terrell, who was appointed to the Board on December 28, 1998 to replace Stephen Kapiloff and did not attend any meetings in calendar year 1998, attended at least 75% of the aggregate meetings held by the Board of Directors and by the committee on which the director served.

COMMITTEES OF THE BOARD OF DIRECTORS

    The only standing committee of the Board of Directors at present is the Audit Committee. The entire Board of Directors functions in the capacity of the Company's Compensation Committee. In such capacity, the Board establishes and administers compensation policies, determines awards of restricted stock and grants of stock options under the Company's Option Plan, monitors compensation payable to the Manager under the Management Agreement and approves all other compensation related matters of the Company as it determines necessary and appropriate. Because the Company was externally managed in 1998, the Company did not have any employees. In addition, the Affiliated Directors and the officers of the

Company are employees of WFSG and were not separately compensated by the Company for their services.

    The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. Its 1998 members were David C. Egelhoff and Steven A. Kapiloff. The Audit Committee met twice in 1998.

    The Company may, from time to time, form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In the absence of a standing Compensation Committee, determinations regarding compensation are made by the full Board of Directors. Presently, the Company has no employees and the executive officers of the Company do not receive any compensation from the Company for their services, although there is nothing preventing the Company from hiring employees or compensating its employees or officers. To the extent such officers are also officers of WFSG, they are compensated by WFSG for their services. WFSG is the parent company of WRSC, which receives certain fees from the Company for management services it provides the Company under the Management Agreement. See "MANAGEMENT OF THE COMPANY-- THE MANAGER" and "--COMPENSATION OF THE MANAGER." However, the primary purpose of such transactions is not to furnish compensation to the executive officers of the Company.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    The following provides information about the directors and executive officers of the Company as of July 1, 1999, including data on the business backgrounds, and the names of public companies and other selected entities for which they also served as directors and officers during the fiscal year ended December 31, 1998.

AFFILIATED DIRECTORS

    ANDREW A. WIEDERHORN, age 33, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since its formation. Mr. Wiederhorn also serves as Treasurer and Secretary. Mr. Wiederhorn is also the Chairman of the Board of Directors, Chief Executive Officer, Secretary, Treasurer and a director for both WRSC and WFSG. In 1987 Mr. Wiederhorn founded Wilshire Credit Corporation ("WCC") and served as its Chief Executive Officer until June 8, 1999, when its loan servicing operations were acquired by WCC Inc., a newly formed subsidiary of WFSG. Mr. Wiederhorn received his B.S. degree in Business Administration from the University of Southern California.

    LAWRENCE A. MENDELSOHN, age 38, has been a director and the President of the Company since its formation. Mr. Mendelsohn is also the President of WFSG. From January 1992 until February 1993 Mr. Mendelsohn was Vice President, Principal and Head of Capital Markets for Emerging Markets at Bankers Trust New York Corporation/BT Securities Corporation. From August 1987 until January 1992, Mr. Mendelsohn was the Vice President, Senior Options Principal and Head of Proprietary Trading for Equities, Equity Options and Distressed Debt at J.P. Morgan and Co./J.P. Morgan Securities. Mr. Mendelsohn received an A.B. degree in Economics from the University of Chicago, an M.A. degree in International Politics from the University of Texas, an M.S. degree in Business Research from the University of Southern California and a Ph.D./ABD in Finance from the University of Southern California.

INDEPENDENT DIRECTORS

    DAVID C. EGELHOFF, age 50, has been a director of the Company since its formation. Mr. Egelhoff has been President of Macadam Forbes, Inc., a commercial real estate brokerage company headquartered in Portland, Oregon since 1981. Mr. Egelhoff is a licensed real estate broker who has extensive brokerage experience, including transactions with REITs. He is a member of the Oregon and National Board of Realtors and the Builders and Owners Management Association. Mr. Egelhoff received a degree in Finance and Marketing from the University of Wisconsin-Madison in 1971.

    JORDAN D. SCHNITZER, age 48, has been a director since March 1998. Mr. Schnitzer has been President of Jordan Schnitzer Properties, an owner and developer of commercial and residential properties in Oregon, Washington and California, since 1976. Mr. Schnitzer is also President of Harsch Investment Properties, LLC, which owns and operates a portfolio of 25 properties in seven western U.S. states. Mr. Schnitzer received his undergraduate degree in Literature from the University of Oregon in 1973 and his J.D. from the Northwestern School of Law of Lewis and Clark College in 1976.

    PATRICK TERRELL, age 44, became a director of the Company in December 1998. Mr. Terrell founded Leading Technology Company in 1986 and worked as the Chief Executive Officer until he sold the company in 1992. Mr. Terrell was also founder and Chief Executive Officer of Byte Shops Computer Stores, which he founded in 1976 and sold to Pacific Telesis in 1985. Mr. Terrell currently serves on the boards of B. S. Medical, United Soil Recycling, Microware, Inc. and Lakeside Associates. Mr. Terrell attended Oregon State University prior to forming Byte Shops computer stores in 1976. Mr. Terrell was appointed to the Board in December 1998 to replace Steven Kapiloff, who resigned in October 1998 due to pressing work and family commitments, which left him insufficient time to continue as a director of the Company.

OFFICERS WHO ARE NOT DIRECTORS

    CHRIS TASSOS, age 41, is Executive Vice President and Chief Financial Officer of the Company. Mr. Tassos also serves as an Executive Vice President and Chief Financial Officer of WFSG. Mr. Tassos was Executive Vice President of WCC until the acquisition of its loan servicing operations by WFSG on June 8, 1999 and from August 1995 until June 1997 was Senior Vice President of WCC. From March 1992 to February 1995, he was the Chief Financial Officer and/or Senior Vice President of Finance of Long Beach Mortgage Company (formerly Long Beach
Bank). Mr. Tassos received a B.A. degree from California State University, Fullerton.

    BO G. ABERG, age 50, is Senior Vice President in charge of European operations for the Company. Mr. Aberg is also Senior Vice President of WFSG. From November 1994 to September 1996, Mr. Aberg was Chief Executive Officer of Securum Holding B.V., a Kingdom of Sweden owned work-out company in Europe. From September 1992 to November 1994, Mr. Aberg was Chief Executive Officer of Securum Real Estate Group, Malmo, Sweden. Mr. Aberg is a citizen of Sweden.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

    The executive officers of the Company do not receive any compensation from the Company for their services. To the extent such officers are also officers of WFSG, they are compensated by WFSG for their services. WFSG is the parent company of WRSC, which receives certain fees from the Company for management services it provides the Company under the Management Agreement. See "MANAGEMENT OF THE COMPANY--COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company granted to WRSC options under the Option Plan representing the right to acquire 1,150,000 shares of Common Stock, at an exercise price per share of $16.00. If the options could be exercised immediately, they would represent 10.0% of the number of shares of Common Stock outstanding as of July 14, 1999. However, only one quarter of WRSC's shares have vested and become exercisable. One quarter of the remaining three quarters will vest and become exercisable on each of the next three anniversaries of the closing of the Company's initial public offering. In addition, all of WRSC's options will vest and become exercisable upon a change in control of the Company, as defined in the Option Plan.

    The Company, on the one hand, and WFSG and its affiliates, on the other hand, also entered into a number of transactions in connection with the financial turmoil occurring in the second half of last year and the resulting restructuring of WFSG and WCC. These transactions consisted of the Company lending money to, and borrowing money from, WFSG and its affiliates, initially to make investments and, as the liquidity crisis deepened, to meet collateral calls and repay borrowings. These transactions were approved by the independent directors of the Company and WFSG and considered to be on as favorable terms as those that could be negotiated with independent third parties. These transactions consisted of the following:

    - The Company paid a fee to WFSG for WFSG's guarantee of a loan from Barclay's Bank to a subsidiary of the Company equal to 1% annually of the outstanding principal of the loan. This loan was refinanced in 1999 and the guarantee is no longer in effect.

    - In August and September 1998, the Company borrowed approximately $24.4 million, bearing interest at a rate of 13% per annum, from WCC to meet margin calls (approximately $14.6 million) and to meet its commitments to invest in loans and properties (approximately $9.8 million).

    - In September 1998, the Company borrowed approximately $13.1 million from WMFC 1997-1 Inc., a wholly owned subsidiary of WFSG, which borrowings were secured by mortgage loans having loan-to-value ratios up to 85% and bearing interest at 10% per annum.

    - The offset to these other borrowings on the financial statements of the Company at the time of the transaction was an affiliate receivable from WFSG arising principally out of funds loaned by the Company to WFSG. The balance of this receivable was $18.4 million as of December 31, 1998 and bore interest at a rate of 13% per annum. Subsequent to December 31, 1998, WFSG transferred $1.4 million to the Company, reducing the balance of the receivable to $17.0 million.

    - During October 1998, in connection with borrowings by WCC (a portion of the proceeds of which were used to finance prior loans to the Company from
      WCC) WFSG and the Company jointly and severally guaranteed $35 million of indebtedness owed by WCC to an unaffiliated third party lender. The Company believes that the Company's guarantee of WCC's indebtedness was in the best interests of the Company in order to help maintain WCC as a viable servicer.

    - As part of the restructuring of WFSG, as a compromise of the $17.0 million of unsecured debt owed to the Company by WFSG as described above, the Company agreed to convert $8.5 million of the debt to new common stock of the restructured WFSG and to convert the remaining $8.5 million into a 6% promissory note payable in seven years, as discussed below.

Moreover, the two Affiliated Directors and all of WREIT's officers are also employed by WFSG and/or its affiliates. See "MANAGEMENT OF THE COMPANY".

    The Company has in place guidelines that establish certain parameters for its operations, including qualitative limitations on the assets that may be acquired. These parameters include avoiding geographic concentration of assets, seeking an appropriate portfolio composition for the Company's assets from a tax perspective, and complying with tax and legal requirements for REIT qualification. Such guidelines are only meant to provide general guidance and do not provide quantitative requirements or limitations (other than with respect to the REIT requirements). In the event that the Company does not elect to be a real estate investment trust, the guidelines relating to REIT qualification would no longer apply. These guidelines are to assist and instruct WRSC and to establish restrictions applicable to transactions with affiliates of WFSG or with unrelated third parties. A majority of the Independent Directors are asked to approve in advance any purchase or sale of assets from or to WFSG or its affiliates or any other significant transaction not contemplated under the Management Agreement or the Servicing Agreements. The Company may also purchase or sell assets from or to WFSG or its affiliates in the future, subject to the approval of its Independent Directors.

    The Independent Directors rely primarily on information provided to them by WRSC. WRSC obtains price evaluations concerning the price for mortgage-backed securities and appraisals for real estate and loans purchased from WRSC or its affiliates from unaffiliated third parties, but the Independent Directors are likely to rely substantially on information and analysis provided by WRSC to evaluate the Company's guidelines, compliance therewith and other matters relating to the Company's investments. Moreover, the market for unregistered or subordinate mortgage-backed securities is illiquid, and therefore accurate prices are difficult to estimate.

    If the Independent Directors determine in their periodic review of transactions that a particular transaction does not comply with the guidelines, then the Independent Directors consider what corrective action, if any, can be taken. If the transaction is one with WRSC or an affiliate of WRSC, then WRSC is required to repurchase the asset at the purchase price to the Company.

    Moreover, if transactions are consummated that materially and adversely deviate from the guidelines (which determination shall be made by the Independent Directors), then the Independent Directors have the option, under the terms of the Management Agreement, to terminate WRSC without the Company being required to pay a termination fee.

    In addition to holding approximately $9.9 million book-value ($20 million principal amount) of WFSG's 13% Series B Notes (as of December 31, 1998), the Company had an outstanding receivable of approximately $17.0 million from WFSG. WFSG incurred significant losses as a result of adverse market conditions in 1998 and on March 3, 1999 filed a prepackaged plan of reorganization (the "Restructuring Plan") with the U.S. Bankruptcy Court for the District of Delaware as part of a voluntary bankruptcy filing under Chapter 11 of the U.S. Bankruptcy Code. Prior to the solicitation of WFSG's Restructuring Plan, the unofficial noteholders committee of WFSG (which did not include the Company) negotiated a compromise and settlement of the Company's claim against WFSG in respect of the $17.0 million receivable. The Company was represented by its independent directors in connection with the compromise and settlement negotiations. Under this compromise and settlement, if the Company funded the full amount of the debtor-in-possession facility described below, the Company would receive a new note for the full amount of the receivable which bears interest at 6% per annum, payable monthly in arrears. The Restructuring Plan was approved by the court on April 12, 1999 and on June 10, 1999, WFSG emerged from bankruptcy pursuant to the Restructuring Plan. As part of the Plan, during the quarter ended March 31, 1999, the Company agreed to provide WFSG with debtor-in-possession financing pursuant to which the Company agreed to lend up to $10.0 million (the "DIP Facility"). The DIP Facility bears interest at a rate of 12% per annum and is secured by the stock of First Bank of Beverly Hills, FSB, WFSG's savings bank subsidiary. The DIP Facility matures on February 29, 2004, and repayment is made through fully amortizing principal and interest payments commencing on February 29, 2000. Prior to February 29, 2000, only interest payments are required. The Company loaned $5.0 million under the DIP Facility on March 3, 1999 but did not provide WFSG with the remaining balance. Accordingly, under the agreement negotiated by the Company's Independent Directors with WFSG and its creditors, 50%, or approximately $8.5 million, of WFSG's obligation was treated pari passu with the claims of WFSG's noteholders and converted, together with approximately $21.4 million (in principal plus accrued but unpaid interest) of WFSG's 13% Series B Notes, to 2,874,791 shares of newly issued common stock of WFSG on June 10, 1999, the effective date of the Restructuring Plan. As of June 10, 1999, the Company estimates the book value of such shares to be approximately $12.3 million. Additionally, on the effective date of the Restructuring Plan, the Company acquired approximately $8.5 million in principal amount of WFSG's 6% Convertible PIK Notes due 2006 (the "New Notes") in exchange for the remaining 50% of the $17.0 million intercompany receivable owed by WFSG to the Company. The Company may elect to convert the New Notes into new common stock of WFSG upon receipt of a notice of redemption of the New Notes by WFSG.

    The following table sets forth the Company's investments in WFSG as of December 31, 1998, which was prior to WFSG's bankruptcy filing and on June 10, 1999, which was the date of the completion of WFSG's Restructuring Plan. The table excludes the DIP Facility, which was loaned to WFSG subsequent to December 31, 1998 and remains outstanding, and which was not affected by WFSG's Restructuring Plan. The table values our investment in WFSG based on our pro rata interest in the net value of WFSG as of June 30, 1999, which the Company believes is the best current indication of the value of its investment. WFSG's stock did not trade on June 30, 1999. The closing price of WFSG's common stock on July 31, 1999 was $1.25 which would result in a value for the Company's investment of $3,593,489, which is substantially less than the $12,288,926 shown in the table under the column heading "Post Bankruptcy (As of 6/10/99)".

                       THE COMPANY'S INVESTMENTS IN WFSG

                                                                         PRE-BANKRUPTCY    POST BANKRUPTCY   POST BANKRUPTCY
TYPE OF INVESTMENT                                                      (AS OF 12/31/98)   (AS OF 6/10/99)   (AS OF 6/30/99)
----------------------------------------------------------------------  ----------------   ---------------   ---------------
WFSG's 13% Series B Notes.............................................    $ 9,932,634(1)              --                --
Receivable From WFSG..................................................     17,000,000(1)              --                --
WFSG's 6% Convertible PIK Notes.......................................             --        $ 8,500,000(2)    $ 5,748,392
WFSG's Common Stock...................................................             --         12,288,926(3)      3,593,489(4)
TOTAL.................................................................    $26,932,634        $20,788,926       $ 9,341,881
                                                                        ----------------   ---------------   ---------------
                                                                        ----------------   ---------------   ---------------

------------------------

(1) Based on the value of the 13% Series B Notes as shown on the Company's financial statements as of December 31, 1998. The principal amount of the 13% Series B Notes held by the Company was $20 million.

(2) Based on the face amount of the 6% Convertible PIK Notes.

(3) Based on the Company's estimate of the book value of the common stock as of June 10, 1999. As a result of concern on the part of The Nasdaq Stock Market that the trading price for WFSG's common stock would not meet Nasdaq's listing requirements following its reorganization, WFSG's common stock was delisted from Nasdaq and currently trades on the OTC Bulletin Board under the symbol "WFSG".

(4) Based on the last trade price ($1.25 per share) on July 31, 1999.

    Following the completion of WFSG's Restructuring Plan, the Company held 2,874,791 shares, or approximately 14.4%, of the common stock of WFSG, and filed a Schedule 13D with the Securities and Exchange Commission indicating such ownership. The Company's independent directors have engaged a financial advisor, Bear Stearns & Co., Inc., to evaluate whether it should dispose of its currently owned shares of new common stock of WFSG, maintain its current holdings, or acquire additional shares. The Company does not currently have an intention to, among other things, conduct any extraordinary corporate transaction, such as a merger, reorganization or liquidation, with respect to WFSG, cause any material change in WFSG's business or corporate structure, or change WFSG's charter or by laws or take other actions that may impede the acquisition of control of WFSG by any person. The Company did, however, in a letter to the independent directors of WFSG dated May 11, 1999, express concerns as a shareholder about certain aspects of WFSG's business, including its liquidity position, and proposed that the New Notes and the $5.0 million outstanding under the DIP Facility be converted into new common stock of WFSG at the rate of 70% of the book value of WFSG (on a post-reorganization basis) per share to reduce WFSG's current debt service obligations.

    In the ordinary course of its business, the Company received cash from WCC and an affiliate of WFSG which services the Company's European assets (the "European Servicer") in connection with payments on the Company's assets that were collected by such servicers, and the Company made payments to WCC and the European Servicer of servicing fees and reimbursed them for certain expenses. For the year ended December 31, 1998, the servicing fees and reimbursement for expenses paid to WCC and the European Servicer were $690,722 and $500,082, respectively. These payments were made at market rates pursuant to the Servicing Agreements, which were entered into prior to the Company's initial public offering following extensive negotiations with the underwriters. However, as part of the Restructuring Plan, the loan servicing assets of WCC were acquired (and its liabilities assumed) on June 8, 1999 by WCC Inc., a subsidiary of WFSG newly formed for such purpose, and the Company will continue such arrangements with such successor. During the adverse market conditions occurring in August and September 1998, the Company borrowed approximately $24.4 million from WCC to meet margin calls (approximately $14.6 million) and to meet its commitments to invest in loans and properties (approximately $9.8 million). In connection with the restructuring of WCC's debt, the Company paid $15 million to WCC, consisting of a payment of amounts owed by the Company to WCC of $11.8 million and the prepayment of $3.2 million of future servicing fees for a release of a guarantee by the Company of $35 million of WCC's indebtedness and of any and all claims against the Company relating thereto. It is the position of the Company and its officers that, at December 31, 1998, such prepaid future servicing fees totaled $3.2 million. However, this figure is disputed by the noteholders of WFSG, which claim that the amount owed to WCC was approximately $900,000 higher, thereby reducing the amount of the prepayment credit to $2.3 million. The Company believes that this disagreement will be resolved in its favor based on preliminary conversations with WFSG.

    The Management Agreement and Servicing Agreements do not limit the right of WRSC or WFSG to engage in business or render services to others that compete with the Company, except that the Manager and WFSG have granted a right of first refusal with respect to certain real estate investments. WFSG and its subsidiaries do not invest in any such investments unless a majority of the Independent Directors have decided that the Company should not invest in such asset. In deciding whether to invest in such an asset, the Independent Directors may consider, among other factors, whether the asset is well-suited for the Company and whether the Company is financially able to take advantage of the investment opportunity. However, WFSG and its subsidiaries have no obligation to offer mortgage-backed securities to the Company if the mortgage loans collateralizing such securities were owned by WFSG or one of its subsidiaries. Moreover, WFSG has no obligation to reveal to the Company any business opportunities to invest in real estate related assets other than real estate assets subject to the right of first refusal. As a consequence, the opportunity for the Company to invest in such assets is limited if such investment opportunities are attractive to WFSG or one of its subsidiaries.

    From time to time, mortgage lenders offer for sale large pools of mortgage loans and real properties pursuant to a competitive bidding process. In such a case, WFSG or its affiliates may choose an unaffiliated entity with which to submit a joint bid for the pool, as long as WFSG or its affiliates takes title only to assets as to which it has not given the Company the right of first refusal.

    At the closing of the Company's initial public offering, WFSG purchased 990,000 shares of common stock at a price equal to the public offering price, net of any underwriting discounts or commissions. This resulted in WFSG's ownership of approximately 8.6% of the Company's Common Stock. WRSC also received stock options pursuant to the Company's Stock Option Plan. WFSG is expected to retain its shares of the Company's Common Stock for at least two years after the initial public offering, but may dispose of its shares any time thereafter in accordance with the provisions of Rule 144 under the Securities Act of 1933, as amended. Notwithstanding the foregoing, if the Company terminates the Management Agreement, WRSC may require the Company to register for public resale any shares of Common Stock acquired by WFSG pursuant to the Stock Option Plan.

    The market in which the Company expects to purchase assets is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between the Company, WFSG, and its affiliates in addition to those described herein. The Company may change its policies in connection with any of the foregoing without the approval of its stockholders, including, but not limited to, the amount in which the Company may leverage its investments.

                               PERFORMANCE GRAPH

    The Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

    The following Performance Graph covers the period beginning April 6, 1998 when the Company's Common Stock was first traded on the NASDAQ Stock Market, through December 31, 1998. The graph compares the shareholder return on the Company's Common Stock to the Standard & Poor's 500 Stock Index ("S&P 500") and a peer group of companies (the "PGI").

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                  WREI        RTI      S&P 500
April 6, 1998      100.00     100.00     100.00
April 30, 1998      96.97      99.18     100.32
May 31, 1998        99.27      95.36      98.44
June 30, 1998      102.65      86.91     102.32
July 331, 1998     101.15      81.66     101.13
Aug. 31, 1998       61.82      61.32      86.39
Sept. 30, 1998      62.12      61.00      91.78
Oct. 31, 1998       18.18      43.82      99.14
Nov. 30, 1998       20.46      49.15     105.01
Dec. 31, 1998       18.56      44.96     110.93

------------------------

(1) Assumes all distributions to shareholders are reinvested on the payment dates.

(2) Assumes $100 invested on April 6, 1998 in the Company's Common Stock, the S&P 500 and the PGI.

(3) The companies included in the PGI are Ocwen Asset Investment Corp., Anthracite Capital, Resource Asset Investment Trust, Impac Commercial Holdings Inc., Imperial Credit Commercial Mortgage Investment Corp. and LASER Mortgage Management, Inc.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The directors of the Company serve for a term of one year, and hold office until their successors are elected and qualified. At the Annual Meeting, five directors are to be elected for one-year terms expiring at the annual meeting in 2000. Andrew A. Wiederhorn, Lawrence A. Mendelsohn, David C. Egelhoff, Jordan D. Schnitzer and Patrick Terrell have been nominated by the Board of Directors for election at the Annual Meeting. The accompanying form of proxy will be voted for the Board of Directors' nominees, except where authority to so vote is withheld.

    If a nominee is unable or unwilling to serve, the shares to be voted for such nominee which are represented by proxies will be voted for any substitute nominee designated by the Board of Directors. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

    The affirmative vote of a plurality of the votes of the shares of Common Stock entitled to vote on the election of directors is required to elect a nominee. The Board of Directors recommends a vote IN FAVOR of the nominees for director listed above. If not otherwise specified, proxies will be voted IN FAVOR of the nominees.

                                 PROPOSAL NO. 2
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    A resolution will be presented at the Annual Meeting to ratify the appointment by the Board of Directors of the firm of Arthur Andersen LLP as independent accountants, to examine the financial statements of the Company for the year ending December 31, 1999, and to perform other appropriate accounting services. Representatives of the firm will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will be available to respond to appropriate questions.

    The affirmative vote of a majority of the shares of Common Stock entitled to vote is required to ratify the appointment of Arthur Andersen LLP. The Board of Directors recommends a vote IN FAVOR of the ratification of its appointment of Arthur Andersen LLP as independent accountants. If not otherwise specified, proxies will be voted IN FAVOR of this proposal.

                                 PROPOSAL NO. 3
                   PROPOSAL TO AMEND THE COMPANY'S CHARTER TO
             ENABLE THE COMPANY TO ELECT NOT TO BE TAXED AS A REIT

INTRODUCTION

    WREIT is a Nasdaq-listed company that invests primarily in real estate related investments. The Company was incorporated on October 24, 1997. On April 6, 1998, the Company completed an initial public offering of common stock from which the Company received net cash proceeds of approximately $167 million.

    From April 6 through September 1998, the Company invested the proceeds of its initial public offering and borrowed money against the assets it acquired, the proceeds of which were in turn invested in more assets. By the end of the third quarter, principally as a result of such borrowings, the Company's total assets were approximately $1 billion and its total indebtedness was approximately $918 million, of which approximately $346 million was in the form of short term repurchase agreements. Repurchase agreements are secured lending arrangements which involve the borrower selling an asset to a lender at a fixed price with the borrower having an obligation to repurchase the asset within a specified period (generally 30 days) at a higher price reflecting the interest cost of the loan. If the value of the underlying asset declines, the lender may request that the amount of the loan be reduced by cash payments from the borrower or additional collateral be provided by the borrower (generally known as "collateral calls"). Accordingly, in an environment of declining asset values, a borrower can become subject to significant collateral calls. In addition, by the end of the third quarter, the Company had borrowed money against substantially all of its assets and was considering raising capital when the liquidity crisis developed.

    Beginning in August 1998, and more significantly during the fourth quarter of 1998, the Company was significantly and adversely affected by various market factors. These factors, which are discussed further below, resulted in a dramatic reduction in market valuations for mortgage-backed securities and mortgage loans, as well as a reduction in the availability of borrowings for those assets, thereby reducing the Company's liquidity. During this period, the principal lenders on these assets--Wall Street investment banks--continually marked these assets downward to reflect their view of market prices, which resulted in collateral calls. Though all mortgage-backed securities declined in value during this period (including "AAA" rated FNMA and FHLMC mortgage-backed securities), mortgage-backed securities with lower ratings generally declined more than mortgage-backed securities with higher ratings. As of September 30, 1998, approximately 29% of the Company's assets consisted of mortgage-backed securities, of which 88% were below investment grade. In addition to mortgage-backed securities, the Company's commercial and residential mortgage loans also declined substantially in value. As of September 30, 1998, approximately 61% of the Company's assets consisted of commercial and residential mortgage loans.

    Turmoil in the Russian financial markets, following a prolonged period of uncertainty in Asian financial markets, caused investors to reassess their risk tolerance. This resulted in a dramatic movement of liquidity toward less risky assets (e.g., U.S. Treasury instruments) and away from higher risk assets, including most non-investment grade assets and commercial and other mortgage- and asset-backed securities. This movement toward higher quality investments dramatically reduced available liquidity to non-investment grade assets. In particular, the markets for mortgage-backed securities and pools of mortgage loans experienced significant declines as Wall Street investment banks marked these assets down--including illiquid and infrequently traded subordinate mortgage-backed securities--to their view of the market price and lenders became unwilling to lend against low-rated or un-rated mortgage-backed securities or lower credit quality pools of mortgage loans. Without available funding sources, many investors in mortgage-backed securities and pools of mortgage loans, including several well-known hedge funds, were forced to liquidate holdings at reduced prices. With greater sales pressure and supply outpacing demand, prices for mortgage-backed securities and pools of mortgage loans continued to be marked lower as more lenders made margin calls, demanding additional collateral for their loan positions. Many companies were rapidly depleting available cash reserves.

    On October 12, 1998, another well-known hedge fund, which invested in lower credit quality mortgage-backed securities and pools of mortgage loans, was liquidated through an auction process precipitated by collateral calls by its principal lender, a major Wall Street investment bank. This event triggered further collateral calls, forcing additional companies to sell assets to cover borrower collateral calls, and continuing the downward spiral in prices. On October 15, 1998 the Federal Reserve lowered interest rates, largely in response to this liquidity crisis.

    In August and September of 1998, the Company received collateral calls of $
16.5 million, of which $7.3 million, $6.6 million, and $2.6 million were from affiliates of Credit Suisse First Boston, Salomon Smith Barney and Bear Stearns, respectively, which were generally paid in cash. In addition, in October 1998, the Company repaid borrowings of $147.4 million, of which $124.9 million, $14.7 million, and $7.8 were from affiliates of Salomon Smith Barney Inc., Credit Suisse First Boston Corporation and Bear Stearns & Co., Inc., respectively, from the sale of mortgage-backed securities and loans. During the fourth quarter of 1998, the Company sold approximately $587.2 million of assets in response to the above-described conditions to meet collateral calls by lenders and to increase liquidity. The downward marks to market on assets and our need to sell assets to meet these collateral calls resulted in our disposing of certain assets for proceeds which resulted in a net loss of $56.4 million for the year ended December 31, 1998.

INCOME TAX STATUS

    The Company originally was formed with a view to qualifying as a REIT under Sections 856 through 860 of the Code, and may seek to so qualify in the future. Generally, a REIT is not subject to federal income taxation on that portion of its income that qualifies as REIT taxable income, to the extent that it distributes at least 95% of its REIT taxable income to shareholders by the due date of the tax return and complies with certain other requirements. However, to qualify as a REIT, the Company must first make an affirmative election to be taxed as a REIT. As this election is not made until the time the Company files its federal income tax return, the Company has not yet made the election to be taxed as a REIT. Therefore, if the Company does not elect to be a REIT, it will not be subject to the penalties for disqualification imposed upon REITs that in previous tax years had elected REIT status. Such penalties include, without limitation, being prohibited from again electing REIT status until the fifth year after the election to not be taxed as a REIT.

RATIONALE FOR PROPOSED CHANGE

    The significant asset sales by the Company in late 1998 and the resulting losses have caused the Company to carefully reevaluate the Company's original intention to qualify as a REIT, and the Board of Directors has concluded that the Company and its shareholders will derive a greater benefit by not electing to be a REIT at this time. As described more fully below, by not electing to be a REIT at this time, the Company will

    - gain the benefit of significant net operating loss carry forwards; and

    - avoid any risk of not qualifying as a REIT.

    TAX BENEFITS. At March, 31, 1999, the Company had, for federal income tax purposes, a net operating loss carry forward ("NOL") in excess of $70 million, which could be used to offset taxable income recognized by the Company in the future if the Company does not elect to be a REIT. Because the tax rules governing NOLs are extremely complex and subject to a number of contingencies, the amount of NOLs actually obtained may vary from the estimate in the prior sentence. NOLs benefit the Company by offsetting taxable income dollar-for-dollar by the amount of the NOLs, thereby eliminating (subject to a relatively minor alternative minimum tax) the federal corporate tax on such income.

    RISK OF NOT QUALIFYING. In addition, because the Company was forced to sell assets in response to margin calls during the fourth quarter of 1998, it may be more difficult for the Company to qualify as a REIT under U.S. tax rules. Specifically, the amount and volume of sales resulting from such margin calls may result in the Company being considered a "dealer" in real estate and ineligible for treatment as a REIT. Though the Company has not sought an opinion of counsel on this issue, the Company's tax advisors have reviewed this issue and indicated that such asset sales raise doubts as to the Company's ability to qualify. In the event that the Company elects to be treated as a REIT and the U.S. tax authorities determine that the Company does not meet the REIT requirements, the Company would become subject to federal income tax on its taxable income and would not receive a deduction for dividends paid to shareholders. In addition, the Company would not be able to utilize its NOLs and could be subject to interest and penalties for failure to have paid taxes for the 1998 tax year.

OTHER IMPORTANT CONSIDERATIONS

    If the Company does not elect to become a REIT, the Company would also take the following actions:

    - Change its Dividend Policy.

    - Allow shareholders to vote on any decision to be a REIT in the future.

    - Maintain certain ownership restrictions designed to allow future REIT Qualification.

    - Maintain High Leverage.

    - Discuss Incentive Fee with WRSC.

    DIVIDEND POLICY. In order to qualify as a REIT, a company is required to distribute at least 95% of its taxable income to its shareholders. If the Company does not elect to become a REIT, the Company would change its dividend policy and cease paying dividends. The Company believes that it would be in the best interest of the Company to retain its earnings to support future growth.

    SHAREHOLDERS VOTE ON FUTURE REIT ELECTION. If the shareholders approve the Proposal to amend the Company's Charter to enable the Company to not elect to become a REIT, the Company would also amend the Charter to allow shareholders to vote on any future decision to become a REIT. As discussed below, the Company may consider electing REIT status once the Company's NOLs are fully utilized or expire. Any such decision would require the affirmative vote of the holders of a majority of shares present and voting (in person or by proxy) at a shareholders meeting at which a quorum is present.

    OWNERSHIP RESTRICTIONS. If the shareholders approve the Proposal to amend the Company's Charter to enable the Company to not elect to become a REIT, the Company would nonetheless maintain the ownership restrictions (generally limiting any shareholder to not more than 9.8% interest in the Company) contained in the Company's Charter which are designed to maintain the Company's ability to qualify as a REIT. The Company intends to maintain these restrictions to ensure that the Company could qualify as a REIT in the event that the Company elects to become a REIT in the future. These ownership restrictions also tend to discourage a takeover or other transaction in which holders of common stock might receive a premium over the then prevailing market price.

    MAINTAIN EXTERNAL MANAGEMENT AND HIGH LEVERAGE. If the shareholders approve the Proposal to amend the Company's Charter to enable the Company to not elect to become a REIT, the Company is expected to maintain its policy of external management and high leverage. The Company is currently externally managed by WRSC pursuant to the Management Agreement, for which the Company pays a management fee to WRSC. Though the Company's independent directors have been considering having the Company hire employees and become internally managed due to concerns about WRSC's ability to perform its obligations under the Management Agreement and in light of the Management Agreement coming up for renewal next year, it is unlikely that the Company will become internally managed or retain any employees while it remains obligated to pay a management fee to WRSC. The Company expects to continue to leverage its assets though the Company is currently seeking to refinance its short term repurchase agreements with longer term borrowings which are less susceptible to changes in the market value of the underlying collateral. There can be no assurance that the Company can obtain any such financing on acceptable terms.

    DISCUSS INCENTIVE FEE WITH WRSC. In addition to the management fee payable to WRSC, the Company is also obligated to pay an incentive fee based on Funds from Operations to WRSC pursuant to the Management Agreement. Funds from Operations is a commonly used measure for evaluating the financial performance of REITs. The Company believes that it will not be adversely affected by maintaining an incentive fee based on Funds from Operations if the Company does not elect to be a REIT. Nonetheless, the Company expects to discuss this issue with WRSC and consider more appropriate measures.

FUTURE REIT ELECTION

    The Company believes that the tax characteristics of a REIT (e.g. no federal income tax at the corporate level) may be beneficial to the Company and its shareholders once the Company's NOLs are fully utilized or expire, and the Company wishes to preserve its ability to elect REIT status in the future. The Company believes that given the current level of NOLs (at least $70 million as of March 31, 1999), the earliest year for which it might elect to be a REIT would be 2001 taxable year. The Company believes that given the inherent uncertainties in projecting future earnings against which the
NOLs could be applied, any such election may occur only in later years.   If the
Company does not at that point elect REIT status, the full amount of the Company's net income would then be subject to federal income taxation.

    For the reasons described above, the Board of Directors has unanimously adopted resolutions declaring the advisability of, and submits to the shareholders for approval, an amendment to the Charter to permit the Company to elect not to be taxed as a REIT under Section 856 of the Code (the "Amended Charter"). At present, Article VIII of the Charter provides that no action to disqualify the Company as a REIT or to amend or remove the transfer restrictions on the Company's Common Stock be taken without the approval of not less than 80% of the Board of Directors and the holders of two-thirds of the shares of Common Stock entitled to vote on the matter and Article IX provides that, upon the occurrence of such approval, the transfer restrictions will terminate.

    Under the provisions of the Amended Charter, the Company may elect to be taxed as a REIT only upon the affirmative vote of 80% of the Board of Directors and the affirmative vote of a majority of shares present (in person or by proxy) at a shareholders meeting at which a quorum is present. Once such election has been made, however, only the approval of at least 80% of the Board of Directors would be required to revoke it. Further, the transfer restrictions will remain in effect from the date of the Annual Meeting until the Company determines that they are no longer necessary (if the Company is not a REIT) or such restrictions are no longer required to maintain REIT status generally (if the Company has subsequently elected REIT status). The text of the Amended Charter, marked to show changes from the Company's current Charter, is attached as Appendix A to this Proxy Statement.

    The affirmative vote of two-thirds of the shares of Common Stock entitled to vote on the matter is required to approve the Amended Charter. If the Amended Charter is approved by the shareholders, it will become effective upon the filing of a Certificate of Amendment in accordance with the MGCL. IN LIGHT OF THE POTENTIAL ADVERSE CONSEQUENCES OF SUCH AN ELECTION AND THE BENEFITS ASSOCIATED WITH NOT ELECTING REIT STATUS, THE BOARD OF DIRECTORS STRONGLY URGES YOU TO VOTE IN FAVOR OF THIS PROPOSAL. If not otherwise specified, proxies will be voted IN FAVOR of this proposal.

                                 PROPOSAL NO. 4
                        PROPOSAL TO AMEND THE COMPANY'S
                 CHARTER TO CHANGE THE NAME OF THE CORPORATION

    The Board of Directors has unanimously adopted resolutions declaring the advisability of, and submits to the stockholders for approval, an amendment to the Company's Charter that, in the event the Company's shareholders approve Proposal 3, will be filed to effect Proposal 3 and to change the name of the Company from "Wilshire Real Estate Investment Trust Inc." to "Wilshire Real Estate Investment Inc."

    If Proposal 3 is approved, upon the effectiveness of the Amended Charter, the Company will no longer be required to elect to be a real estate investment trust, and the Company may elect to be taxed as a corporation. The Board of Directors therefore believes that it is in the best interests of the Company that its name not be misleading to the public, and that it therefore be changed to reflect the fact that the Company is not a real estate investment trust. The Amended Charter therefore contains a provision effecting such name change.

    The affirmative vote of the holders of a majority of the Common Stock entitled to vote on the matter is required to approve the name change. If the name change is approved by the shareholders, it will become effective upon the filing of the Amended Charter in accordance with the MGCL. The Board of Directors recommends a vote IN FAVOR of the name change. If not otherwise specified, proxies will be voted IN FAVOR of this proposal.

                           PROPOSALS OF SHAREHOLDERS

    If a shareholder notifies the Company after April 28, 2000 of an intent to present a proposal at the Company's annual meeting in 2000, the Company will have the right to exercise its discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in its proxy materials. Shareholders of the Corporation wishing to include proposals in the proxy material in relation to the annual meeting in 2000 must submit the same in writing so as to be received by the Corporate Secretary at the principal executive offices of the Company at 1776 SW Madison Street, Portland, OR 97205, no later than the close of business on April 28, 2000. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals.

                                          By order of the Board of Directors

                                          /s/ Andrew A. Wiederhorn

                                          Andrew A. Wiederhorn
                                          Chairman and Chief Executive Officer

August 20, 1999

                                   APPENDIX A
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                   WILSHIRE REAL ESTATE INVESTMENT TRUST INC.
                             (A STOCK CORPORATION)

    Wilshire Real Estate Investment Trust Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "CORPORATION"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "SDAT") that:

    FIRST:   The CHARTER of the Corporation is hereby amended and restated in its entirety as follows:

                                       I.

The name of the corporation (which is hereinafter called the "Corporation") is:
                      WILSHIRE REAL ESTATE INVESTMENT INC.

                                      II.

    The purpose for which this Corporation is formed is to transact any and all lawful act or activity for which corporations may be organized under the General Laws of the State of Maryland now or hereafter in force.

                                      III.

    The total number of shares of stock of all classes which the Corporation has authority to issue is 225,000,000 shares of capital stock (par value $.0001 per share), of which 200,000,000 shares are initially classified as "Common Stock" and 25,000,000 shares are initially classified "Preferred Stock." The aggregate par value of all authorized shares of stock having par value is $22,500. The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of capital stock.

    No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation, including, without limitation: (i) any shares of any class of the Corporation; (ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

    The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders. Also, the Preferred Stock may be issued from time to time by the Board of Directors of the Corporation, in such series and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or other provisions as may be fixed by the Board of Directors without any action by the stockholders.

                                      IV.

    The present address of the principal office of the Corporation in this State is 11 East Chase Street, Suite 9E, Baltimore, Maryland 21202.

                                       V.

    The name and address of the resident agent of the Corporation in this State are CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Suite 9E, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

                                      VI.

    A. The number of directors of the Corporation shall be five (5), which number may be increased or decreased pursuant to the Bylaws of the Corporation; provided that in no case shall the Board of Directors consist of less than three
(3) or more than nine (9) members unless otherwise determined from time to time by resolution adopted by the affirmative vote of at least eighty percent (80%) of the members of the Board of Directors; provided further that in any case the number of directors of the Corporation shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of not less than two-thirds ( 2/3) of all the votes entitled to be cast by the outstanding shares of capital stock of the Corporation generally in the election of directors which are cast on the matter at any meeting of the stockholders called for that purpose, voting together for this purpose as a single class. A director need not be a stockholder. At each annual meeting of the stockholders, the stockholders shall elect directors to serve a one (1) year term and until successors are elected and qualify.

    B. The following Persons are the current directors of the Corporation, to serve until their successors are elected and qualified: Andrew Wiederhorn, Lawrence Mendelsohn, David Egelhoff, Jordan Schnitzer and Patrick Terrell.

    C. Notwithstanding anything herein to the contrary, at all times (except during a period not to exceed sixty (60) days following the death, resignation, incapacity, or removal from office of a director prior to expiration of the director's term of office), a majority of the Board of Directors shall be "Independent Directors." "Independent Director" shall mean a director who, within the last two years, has not (i) been employed by WFSG or any of its Affiliates, (ii) been an officer or director of WFSG or any of its Affiliates,
(iii) or whose business or employer within the last two years has not performed services for WFSG or any of its Affiliates that annually exceeded the lesser of
(a) the dollar amount provided in Item 404(a) of Regulation S-K or (b) 10% of the gross revenue of the entity that provided such services, or (iv) had any material business or professional relationship with WFSG or any of its Affiliates. "WFSG" shall mean Wilshire Financial Services Group Inc., a Delaware corporation. "Affiliate" shall mean (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse, children, parents, siblings or mothers-, fathers-, sisters- or brothers-in-law is or has been associated with a person.

    D. To the extent permitted by applicable law, and subject to such approval of the Independent Directors and such other conditions, if any, as may be required by any applicable law or other applicable rule or regulation, the Board of Directors may engage a manager to advise the Board of Directors and be responsible for directing the day-to-day affairs of the Corporation (a "Manager") pursuant to a written agreement (a "Management Agreement"). The approval of any Management Agreement and the renewal or termination thereof shall require the affirmative vote of a majority of the Independent Directors.

    E. A majority of the Independent Directors shall approve general guidelines ("Guidelines") for the Corporation's investments, borrowings and operations, and the Independent Directors shall conduct a quarterly review of all transactions engaged in by the Corporation. The Independent Directors shall approve any transactions with WFSG or any Affiliate of WFSG, in advance, to insure compliance with the Guidelines.

    F. Notwithstanding any other provisions of the Charter or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be specified by law, the Charter or the Bylaws of the Corporation), the provisions of this
Article VI shall not be amended, altered, changed, or repealed, and no provision inconsistent with this Article VI shall be adopted, without the affirmative vote of at least eighty percent (80%) of the members of the Board of Directors and by the affirmative vote of not less than two-thirds ( 2/3) of all the votes entitled to be cast by the outstanding shares of capital stock of the Corporation generally in the election of directors which are cast on the matter at any meeting of the stockholders called for that purpose, voting together for this purpose as a single class.

                                      VII.

    A. The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or, at its request, any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors of the Corporation or the Corporation's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such bylaws, resolutions, or contracts, implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

    B. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

                                     VIII.

    The Corporation shall not, without the affirmative vote of at least eighty percent (80%) of the members of the Board of Directors and the affirmative vote of a majority of shares present in person or represented by proxy at any meeting of the stockholders called for that purpose at which a quorum is present, seek to elect to be taxed as a real estate investment trust ("REIT") under Section 856 under the Internal Revenue Code of 1986, as amended from time to time (the "Code"). However, in the event the Board of Directors and the stockholders should so vote, (i) it shall be the duty of the Board of Directors to ensure that the Corporation satisfies the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its stockholders, and (ii) the Board of Directors shall take no action thereafter to disqualify the Corporation as a REIT or to otherwise revoke the Corporation's election to be taxed as a REIT without the affirmative vote of at least eighty percent (80%) of the members of the Board of Directors.

                                      IX.

    A. Restrictions on Transfer.

       1.  Definitions. The following terms shall have the following meanings:

        "Beneficial Ownership" shall mean ownership of shares of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," and "Beneficially Owned" shall have correlative meanings.

        "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses
(vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section (B)(1) of Article IX hereof.

        "Board of Directors" shall mean the Board of Directors of the Corporation.

        "Closing Price" on any date shall mean the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market, or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Equity Stock selected by the Board of Directors.

        "Constructive Ownership" shall mean ownership of shares of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns," and "Constructively Owned" shall have correlative meanings.

        "Disqualified Person" means (A) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (B) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from tax unless such organization is subject to the tax imposed by Section 511 of the Code, and (C) any organization described in Section 1381(a)(2)(c) of the Code.

        "Equity Stock" shall mean Preferred Stock and Common Stock of the Corporation. The term "Equity Stock" shall include all shares of Preferred Stock and Common Stock of the Corporation that are held as Shares-in-Trust in accordance with the provisions of Section (B) of Article IX hereof.

        "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date.

        "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer, or other disposition of shares of Equity Stock or the sale, transfer, assignment, or other disposition of any securities or rights convertible into or exchangeable for shares of Equity Stock.

        "Operating Partnership" shall mean Wilshire Real Estate Partnership L.P., a Delaware limited partnership.

        "Operating Partnership Agreement" shall mean the agreement of limited partnership governing the Operating Partnership.

        "Ownership Limit" shall mean the restriction on ownership (or deemed ownership by virtue of the attribution provisions of the Code) of more than 9.8% of the number of shares or value (whichever is more restrictive) of the outstanding Common Stock by any Person other than Wilshire Financial Services Group Inc., a Delaware corporation ("WFSG"), or twenty percent (20%) of the number of shares or value (whichever is more restrictive) of Common Stock by WFSG (provided that the Board of Directors has obtained representations and undertakings from WFSG in form and substance satisfactory to the Board of Directors in its sole discretion as it may deem necessary or advisable in order to determine that WFSG's Beneficial Ownership or Constructive Ownership will not impair the Corporation's qualification to elect to be taxed as a REIT and provided further that WFSG agrees that any actual or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section (A)(2) of Article IX hereof) will result in the transfer of such Equity Stock to a Trustee in his capacity as trustee of a Trust in accordance with Section (A)(3) of Article IX hereof) or 9.8% of the number of shares or value (whichever is more restrictive) of the outstanding Preferred Stock (or such other number or value of Preferred Stock as the Board of Directors may determine in fixing the terms of the Preferred Stock). In determining the Ownership Limit, the number and value of Common Stock and/or Preferred Stock of the Corporation shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof.

    "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section (B)(5) of Article IX hereof.

    "Person" shall mean an individual, corporation, limited liability company, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company, or other entity and also includes a "group" as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

    "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section (A)(3) of
Article IX hereof, would be the actual owner (within the meaning of Treasury Regulation Section 1.857-8(b)) of shares of Equity Stock.

    "Redemption Rights" shall mean the rights granted under the Operating Partnership Agreement to the limited partners to redeem, under certain circumstances, their limited partnership interests for shares of Common Stock (or cash at the option of the Corporation).

    "REIT Disqualification Meeting" shall mean an annual or special meeting of the stockholders of the Corporation at which a proposal to delete provisions of the Articles of Incorporation that require the Corporation to elect to be taxed as a REIT is approved by the affirmative vote of not less than two-thirds ( 2/3) of all the votes entitled to be cast by the outstanding shares of the capital stock of the Corporation on the matter, voting together for this purpose as a single class.

    "Restriction Termination Date" shall mean (A) if the Corporation has elected not to be taxed as a REIT, the first day after at least 80% of the Board of Directors determines in writing that it is no longer in the best interests of the Corporation to retain the restrictions on transfer and ownership contained in Article IX; or (B) if the Corporation has elected to be taxed as a REIT, the first day after (i) at least 80% of the Board of Directors determines in writing that it is no longer in the best interests of the Corporation to retain the restrictions on transfer and ownership contained in Article IX and (ii) such restrictions are no longer required for the Corporation to qualify, or to continue to qualify, as a REIT.

    "Shares-in-Trust" shall mean any shares of Equity Stock designated Shares-in-Trust pursuant to Section (A)(3) of Article IX hereof.

    "Tax Benefits" shall mean the Corporation's net operating loss carryforwards, capital loss carryforwards and built-in losses.

    "Tenant" shall mean any Person (other than an individual) from whom the Corporation derives (or is deemed to derive for purposes of applying Section 856 of the Code to the Corporation), directly or indirectly, gross income.

    "Tenant Interest" shall mean an interest, expressed as a percentage, of the total combined voting power or total number of shares of all classes of stock of a Tenant that is a corporation, or an interest, expressed as a percentage, of the assets or net profits (within the meaning of Section 856(d)(2)(B) of the Code) of a Tenant that is not a corporation.

    "Trading Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

    "Transfer" shall mean any sale, transfer, gift, assignment, devise, or other disposition of shares of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially, and whether by operation of law or otherwise.

    "Trust" shall mean any separate trust created pursuant to Section (A)(3) of
Article IX hereof and administered in accordance with the terms of Section (B) of Article IX hereof, for the exclusive benefit of any Beneficiary.

    "Trustee" shall mean any Person or entity unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

    2. Restriction on Transfers.

        a. Except as provided in Section (A)(7) of Article IX hereof, from the date of A REIT DISQUALIFICATION MEETING and prior to the Restriction Termination Date, (i) no Person shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Ownership Limit and (ii) any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit shall be void AB INITIO as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

        b. Except as provided in Section (A)(7) of Article IX hereof, from the date of A REIT DISQUALIFICATION MEETING and prior to the Restriction Termination Date, any Transfer that, if effective, would result in shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer of that number of shares which would be otherwise beneficially owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights in such shares of Equity Stock.

        c. From the date of A REIT DISQUALIFICATION MEETING and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void AB INITIO as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

        d. From the date of A REIT DISQUALIFICATION MEETING and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would cause the Corporation to Constructively Own a Tenant Interest of ten percent (10%) or more shall be void AB INITIO as to the

    Transfer of that number of shares of Equity Stock which would cause the Corporation to Constructively Own a Tenant Interest of ten percent (10%) or more and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

        e. From the date of A REIT DISQUALIFICATION MEETING and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in shares of Equity Stock being Beneficially Owned by a Disqualified Person shall be void AB INITIO as to the Transfer of that number of shares which would be otherwise Beneficially Owned by the transferee, and the intended transferee shall acquire no rights in such shares of Equity Stock.

        f. It is expressly intended that the restrictions on ownership and Transfer described in this Section (A)(2) of Article IX shall apply to the Redemption Rights. Notwithstanding any of the provisions of the Operating Partnership Agreement to the contrary, a partner of the Operating Partnership shall not be entitled to effect an exchange of an interest in the Operating Partnership for Common Stock if the Beneficial Ownership or Constructive Ownership of Common Stock would be prohibited under the provisions of this Article IX.

    3. Transfer to Trust.

        a. If, notwithstanding the other provisions contained in this Section
    (A) of Article IX, at any time after A REIT DISQUALIFICATION MEETING and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, then, (i) except as otherwise provided in Section (A)(7) of Article IX hereof, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the actual owner (within the meaning of Treasury Regulation Section 1.857-8(b)) of the shares of Equity Stock Beneficially Owned or, Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, (ii) such number of shares of Equity Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section (B) of Article IX hereof, transferred automatically and by operation of law to a Trustee in his capacity as trustee of a Trust to be held in accordance with that Section (B) of Article IX, and (iii) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trustee and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

        b. If, notwithstanding the other provisions contained in this Section
    (A) of Article IX (after application of paragraph (a) above), at any time after A REIT DISQUALIFICATION MEETING and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the shares of Equity Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution), (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or (iii) cause the corporation to Constructively Own a Tenant Interest of ten percent (10%) or more, or (iv) result in the shares of Equity Stock being Beneficially Owned by a Disqualified Person, then (x) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the Person who, but for the provisions of this Section (A)(3), would be the actual owner (within the meaning of Treasury Regulation Section 1.857-8(b)) of the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or purported actual owner would (A) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (C) cause the Corporation to Constructively Own a Tenant Interest of ten percent (10%) or more or (D) result in the shares of Equity Stock being Beneficially Owned by a Disqualified Person, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section (B) of Article IX hereof, transferred automatically and by operation of law to a Trustee in his capacity as trustee of a Trust to be held in accordance with that Section
    (B) of Article IX, and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trustee in his capacity as trustee of a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

    4. Remedies for Breach. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer or Non-Transfer Event has taken place that, if effective, would result in a violation of Section (A)(2) of
Article IX hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section (A)(2) of Article IX hereof, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition of Beneficial Ownership or Constructive Ownership, including, but not limited to, causing the Corporation to redeem shares of Equity Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

    5. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Beneficial Ownership or Constructive Ownership of shares of Equity Stock in violation of Section (A)(2) of Article IX hereof, or any Person who owned shares of Equity Stock that were transferred to a Trustee in his capacity as trustee of a Trust pursuant to the provisions of Section (A)(3) of Article IX hereto, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

    6. Owners Required To Provide Information. From the date of a REIT Disqualification Meeting and prior to the Restriction Termination Date:

        a. Every Beneficial Owner or Constructive Owner of more than five percent (5%), or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of all classes of capital stock of the Corporation shall, within thirty (30) days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation's status as a REIT and to ensure compliance with the restrictions on ownership set forth in this Article IX.

        b. Each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's qualification to elect to be taxed as a REIT and to ensure compliance with the Ownership Limit.

        7. Exceptions.

           a. The provisions of Section (A)(2) of Article IX hereof shall not apply to the acquisition of shares of Equity Stock by an underwriter that participates in a public offering of such shares or securities convertible into such shares for a period of ninety (90) days following the purchase by such underwriter of such shares provided that the restrictions contained in Section (A)(2) of Article IX hereof will not be violated following the distribution by such underwriter of such shares.

           b. The Board of Directors, in its sole discretion, may exempt a Person from the restrictions set forth in Section (A)(2) of this Article IX if:

        (i) the Board of Directors obtains such representations and undertakings from such Person as are deemed by the Board of Directors to be reasonably necessary to ascertain that no individual's Beneficial Ownership of shares of Equity Stock will violate the restrictions set forth in Section (A)(2) of this Article IX or that any such violation will not cause the Corporation to fail to qualify as a REIT under the Code, and such Person agrees that any actual or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section (A)(2) of this Article IX) will result in the transfer of such Equity Stock to a Trustee in his capacity as trustee of a Trust in accordance with Section (A)(3) of this Article IX; or

        (ii) such Person does not own, and represents that it will not own, actually or Constructively, a Tenant Interest that would cause the Corporation to own, actually or Constructively, a Tenant Interest of more than 9.8%, the Corporation obtains such other representations and undertakings from such Person (or any other Person who could be treated as Constructively Owning the Equity Shares actually or Constructively Owned by such Person) as are deemed by the Board of Directors to be reasonably necessary to ascertain this fact and such Person agrees that any actual or attempted violation of such representations or undertakings will result in the transfer of such Equity Stock to a Trustee in his capacity as trustee of a Trust in accordance with Section (A)(3) of this Article IX. Notwithstanding the foregoing, the inability of a Person to make the certification described in this paragraph shall not prevent the Board of Directors, in its sole discretion, from exempting such Person from the restrictions set forth in Section
             (A)(2) of this Article IX if the Board of Directors determines that the resulting application of Section 856(d)(2)(B) of the Code would affect the characterization of less than 0.5% of the gross income (as such term is used in Section 856(c)(2) of the Code) of the Corporation in any taxable year.

           c. Prior to granting any exception pursuant to Section (A)(7)(b)(i) or (ii) of this Article IX, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's qualification to elect to be taxed as a REIT or otherwise would not affect the Corporation's qualification to elect to be taxed as a REIT.

    B. Shares-in-Trust.

        1. Trust. Any shares of Equity Stock transferred to a Trustee in his capacity as trustee of a Trust and designated Shares-in-Trust pursuant to Section (A)(3) of Article IX hereof shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a Beneficiary (such that the shares of Equity Stock held in the Trust would not violate the restrictions set forth in Section (A)(2) of Article IX hereof) for each Trust within five
    (5) days after discovery of the existence thereof. Any transfer to a Trust, and subsequent designation of shares of Equity Stock as Shares-in-Trust, pursuant to Section (A)(3) of Article IX hereof shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall remain issued and outstanding shares of Equity Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Equity Stock of the same class and series. When transferred to a Permitted Transferee in accordance with the provisions of Section (B)(5) of Article IX hereof, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

        2. Dividend Rights. The Trust, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors on such shares of Equity Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall be required to repay to the Trust the amount of any dividends or distributions received by it that (i) are attributable to any shares of Equity Stock designated Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Section (A)(3) of Article IX hereof, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

        3. Rights upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of, or any distribution of the assets of, the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class and series of shares of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this Section (B)(3) of Article IX in excess of, in the case of a purported Transfer in which the Prohibited Owner paid fair market value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trustee in his capacity as trustee of a Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not pay fair market value for such shares (E.G., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to a Trustee in his capacity as trustee of a Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

        4. Voting Rights. The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void AB INITIO with respect to such Shares-in-Trust and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of shares of Equity Stock under Section (A)(3) of Article IX hereof, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

        5. Designation of Permitted Transferee. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any or all Shares-in-Trust. In an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall either sell the Shares-in-Trust using the facilities of a national stock exchange on which the class and series of such Shares-in-Trust are then actively traded, if any, or designate any Person as Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a

    Trustee in his capacity as trustee of the Trust and the redesignation of such shares of Equity Stock so acquired as Shares-in-Trust under Section
    (A)(3) of Article IX hereof. Upon the sale of Shares-in-Trust by the Trustee of a Permitted Transferee in accordance with the provisions of this Section
    (B)(5) of Article IX, the Trustee shall (i) if such sale was to a Permitted Transferee, cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (ii) if such sale was to a Permitted Transferee, cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, (iii) cause the Shares-in-Trust to be canceled, and (iv) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making that payment to the Prohibited Owner pursuant to Section (B)(6) of Article IX hereof.

        6. Compensation to Record Holder of Shares of Equity Stock that Become Shares-in-Trust. Any Prohibited Owner shall be entitled (following discovery of the Shares-in-Trust and subsequent sale of such Shares-in-Trust in accordance with Section (B)(5) of Article IX hereof or following the acceptance of the offer to purchase such shares in accordance with Section
    (B)(7) of Article IX hereof) to receive from the Trustee following the sale or other disposition of such Shares-in-Trust the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner paid fair market value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock, or (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not pay fair market value for such shares (E.G., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Trustee from the sale or other disposition of such Shares-in-Trust in accordance with Section (B)(5) of Article IX hereof. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section (B)(6) shall be distributed to the Beneficiary in accordance with the provisions of Section (B)(5) of Article IX hereof. Each Beneficiary and Prohibited Owner waive any and all claims that the may have against the Trustee and the Trust arising out of the disposition of Shares-in-Trust, except for claims arising to or out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section (B), by such Trustee or the Corporation.

        7. Purchase Right in Shares-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation or its designee accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section (A)(5) of Article IX hereof.

    C. Remedies Not Limited. Nothing contained in this Article IX shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preserving the ability of the Corporation to elect to be taxed as a REIT or, once such election has been made, preserving the Corporation's status as a REIT or preserving the Tax Benefits. Without limiting the generality of the foregoing, the Board of Directors may, by adopting a written resolution, (i) extend the Restriction Termination Date, (ii) modify the Ownership Limit, or (iii) modify the definitions of any terms set forth in this Article IX; provided, however, that the Board of Directors shall not cause there to be such extension, change or modification unless it concludes in writing that such action is reasonably necessary or advisable to preserve the Corporation's status as a REIT or to preserve the Tax Benefits, or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Corporation's status as a REIT or the preservation of the Tax Benefits. Such written conclusion shall be filed with the Secretary of the Corporation and shall be mailed by the Secretary to all stockholders of this Corporation within 10 days after the date of any such conclusion.

    D. The Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer or the chief accounting officer of the Corporation or of the Corporation's legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article IX and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith.

    E. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article IX, including any definition contained in Section
(A)(1) of Article IX hereof, the Board of Directors shall have the power to determine the application of the provisions of this Article IX with respect to any situation based on the facts known to it.

    F. Legend.

        1. Each certificate for shares of Equity Stock or securities convertible into Equity Stock shall bear the following legend:

           "The securities represented by this certificate are subject to restrictions on transfer and ownership for the purpose of the Corporation's maintenance of its qualification to elect to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person other than WFSG may (i) Beneficially Own or Constructively Own in excess of 9.8% of the number of shares or value (whichever is more restrictive) of the outstanding Common Stock or 9.8% of the number of shares or value (whichever is more restrictive) of the outstanding Preferred Stock (or such other number or value of Preferred Stock as the Board may determine in fixing the terms of the Preferred Stock), (ii) Beneficially Own shares of Equity Stock that would result in the shares of Equity Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution),
           (iii) Beneficially Own shares of Equity Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code, (iv) Constructively Own shares of Equity Stock that would cause the Corporation to Constructively Own a Tenant Interest of 10% or more or (v) Beneficially Owned shares of Equity Stock that would result in the shares of Equity Stock being Beneficially Owned by (A) the United States, any international organization, or any agency or instrumentality of any of the foregoing, (B) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from tax unless such organization is subject to the tax imposed by Section 511 of the Code, and (C) any organization described in Section 1381(a)(2)(c) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. Furthermore, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void AB INITIO. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trustee for the benefit of one or more Beneficiaries and shall be designated Shares-in-Trust and the Prohibited Owner shall acquire no rights or interest in such shares of Equity Stock. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Articles of Incorporation, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be sent without charge to each stockholder who so requests."

        2. The restrictions on transfer and ownership contained in this Article IX, as amended or modified from time to time in accordance with the provisions hereof, shall be valid and binding on all holders of shares of Equity Stock or securities convertible into Equity Stock, regardless of whether the legend borne on the certificates representing such shares or securities accurately reflects the restrictions on transfer and ownership as so amended or modified.

    G. Exchange of OP Units. So long as the Corporation remains the sole stockholder of the general partner of the Operating Partnership, the Board of Directors of the Corporation is hereby expressly vested with authority (subject to the restrictions on ownership, transfer and redemption set forth in this
Article IX) to issue, and shall issue to the extent provided in the Operating Partnership Agreement, Common Stock in exchange for the units into which partnership interests of the Operating Partnership are divided (the "OP Units"), and as the same may be adjusted, as provided in the Partnership Agreement.

    H. Reservation of Shares. The Board of Directors is hereby required to reserve and authorize for issuance a sufficient number of authorized but unissued shares of Common Stock to permit the issuance of Common Stock in exchange for OP Units that may be exchanged for or converted into Common Stock as provided in the Operating Partnership Agreement.

    I. Severability. If any provision of this Article IX or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

    J. Removal of Restrictions. The restrictions on transfer contained in this
Article IX shall not be removed until the Restriction Termination Date.

    K. Notwithstanding any other provisions of the Charter or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be specified by law, the Charter or the Bylaws of the Corporation), the provisions of this
Article IX shall not be amended, altered, changed, or repealed, and no provision inconsistent with this Article IX shall be adopted, without the affirmative vote of at least eighty percent (80%) of the members of the Board of Directors and by the affirmative vote of not less than two-thirds ( 2/3) of all the votes entitled to be cast by the outstanding shares of capital stock of the Corporation on the matter at any meeting of the stockholders called for that purpose, voting together for this purpose as a single class.

                                       X.

    A. The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders:

        1. The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash, or other securities or property, out of surplus or any other funds or amounts legally available therefor, as such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts, and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account, or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

        2. Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the Charter.

        3. Except as otherwise specifically set forth in Articles VI and IX, the Corporation reserves the right from time to time to make any amendments of its Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification, or otherwise.

    B. The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

                                      XI.

    The duration of the Corporation shall be perpetual.

    SECOND: THIS AMENDMENT AND RESTATEMENT DOES NOT INCREASE the authorized capital stock of the Corporation.

    THIRD: THE FOREGOING AMENDMENT AND RESTATEMENT TO THE CHARTER HAS BEEN ADVISED BY THE BOARD OF DIRECTORS AND APPROVED BY THE STOCKHOLDERS OF THE CORPORATION.

    IN WITNESS WHEREOF, Wilshire Real Estate Investment Trust Inc. has CAUSED THESE PRESENTS to be signed in its name and on its behalf by its President and
WITNESSED by its Secretary this   day of             , 1999.

WITNESS:                                 WILSHIRE REAL ESTATE INVESTMENT
                                         TRUST INC.

                                         By:                                                 (SEAL)
--------------------------------------              --------------------------------------
Andrew Wiederhorn, SECRETARY                        Chris Tassos, EXECUTIVE VICE PRESIDENT

    THE UNDERSIGNED, the Executive Vice President of Wilshire Real Estate Investment Trust Inc. (the "Corporation"), who executed on behalf of the Corporation the foregoing Amended and Restated Articles of Incorporation, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Amended and Restated Articles of Incorporation to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

Dated:     ,             1999       By:                                                (SEAL)
           -----------                         -------------------------------------
                                               Chris Tassos, EXECUTIVE VICE PRESIDENT

                   WILSHIRE REAL ESTATE INVESTMENT TRUST INC.
                                     PROXY

    This proxy is solicited on behalf of the Board of Directors of Wilshire Real Estate Investment Trust Inc. for the Annual Meeting on September 10, 1999. The undersigned appoints Andrew A. Wiederhorn and Lawrence A. Mendelsohn, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Wilshire Real Estate Investment Trust Inc., Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on September 10, 1999, and at any adjournment or postponement thereof as indicated on the reverse side.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given this proxy will be voted FOR proposals 1, 2, 3 and 4.

1.   ELECTION OF DIRECTORS
                             FOR all nominees listed below   WITHHOLD AUTHORITY
                             except as marked to the         to vote for all
                             contrary below / /              nominees listed
                                                             below / /

   Andrew A. Wiederhorn, Lawrence A. Mendelsohn, David Egelhoff, Jordan
    Schnitzer and Patrick Terrell.

   (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT BY THE BOARD OF DIRECTORS OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. PROPOSAL TO AMEND THE COMPANY'S CHARTER TO PERMIT THE COMPANY TO ELECT NOT TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST UNDER THE TAX LAWS.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. PROPOSAL TO AMEND THE COMPANY'S CHARTER TO CHANGE THE NAME OF THE COMPANY TO "WILSHIRE REAL ESTATE INVESTMENT INC.", PROVIDED THAT PROPOSAL 3 HAS BEEN APPROVED BY THE SHAREHOLDERS.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

5. In their discretion upon such other matters as may properly come before the meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

    Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                             ___________________________________

                                             Signature
                                             ___________________________________

                                             Signature if held jointly
                                             DATED: ______________________, 1999

    Please return in the enclosed postage paid envelope.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.